                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): May 28, 1999


                             CHITTENDEN CORPORATION
               (Exact name of Registrant as specified in charter)



         Vermont                        1-13769                  03-0228404
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
     of incorporation)                                       identification no.)


                Two Burlington Square, Burlington, Vermont 05401
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (802) 660-1410
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
         (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         Acquisition of Vermont Financial Services Corp. After the close of business on May 28, 1999, following receipt of all required regulatory and stockholder approvals, Chittenden Corporation, a Vermont corporation ("Chittenden"), completed the acquisition of Vermont Financial Services Corp., a Delaware corporation ("VFSC"), pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of December 16, 1998 (the "Merger Agreement"), by and among Chittenden, Chittenden Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Chittenden, and VFSC. VFSC is the parent company of Vermont National Bank and United Bank in Massachusetts. The acquisition was effected by a series of transactions resulting in the merger of VFSC with and into Chittenden (the "Merger"), with Chittenden as the surviving corporation.

         Pursuant to the Merger Agreement, holders of VFSC common stock, par value $1.00 per share ("VFSC Common Stock"), are entitled to receive, for each such share held by them on May 28, 1999 at 5:01 p.m. (the "Effective Time"),
1.07 shares of Chittenden common stock, par value $1.00 per share ("Chittenden Common Stock"). Any holder of VFSC Common Stock who would otherwise be entitled to receive a fraction of a share of Chittenden Common Stock will instead receive an amount of cash equal to the product of such fraction and $29.3875, subject to applicable withholding taxes. Approximately 14 million shares of Chittenden common stock will be issued in the Merger, bringing the total number of Chittenden shares outstanding to approximately 28 million.

         In addition, at the Effective Time, all outstanding and unexercised options to purchase shares of VFSC Common Stock were automatically converted into options to purchase shares of Chittenden Common Stock. Chittenden has assumed all of the VFSC options subject to the terms and conditions of VFSC's stock option plans under which the assumed VFSC options were granted. The number of shares of Chittenden Common Stock purchasable upon exercise of any VFSC option is equal to the number of shares of VFSC Common Stock that were purchasable prior to the Effective Time multiplied by the exchange ratio of 1.07, rounding to the nearest whole share, and the per share exercise price of each VFSC option was adjusted by dividing the per share exercise price of each VFSC option by the exchange ratio of 1.07, rounding to the nearest cent.

         The Merger will be accounted for as a pooling of interests under generally accepted accounting principles. A copy of the press release announcing the effectiveness of the Merger is filed as Exhibit 99.5 hereto.


         Board of Directors. As of the Effective Time, the following persons, who were immediately prior to the Effective Time serving as members of the board of directors of VFSC, became members of the board of directors of Chittenden:

                   Name                     Term Expires
                   ----                     ------------

            William P. Cody                     2000
            Stephan A. Morse                    2000
            Ernest A. Pomerleau                 2001
            John K. Dwight                      2001
            Philip M. Drumheller                2002
            Mark W. Richards                    2002

         Certain Dispositions. In order to satisfy certain commitments made by Chittenden to the U.S. Department of Justice and the Board of Governors of the Federal Reserve System in connection with the Merger, Charter One Bank, F.S.B. ("Charter One"), Factory Point National Bank ("Factory Point") and Merchants Bank ("Merchants Bank," and together with Charter One and Factory Point, the "Purchasers") entered into Purchase and Assumption Agreements, dated as of May 3, 1999; May 10, 1999 and May 26, 1999; and May 19, 1999, respectively (the
"Branch Agreements"), pursuant to which Chittenden Bank or Vermont National Bank, as the case may be, will sell to the Purchasers eighteen (18) branch offices formerly maintained by Vermont National Bank that are located in Burlington (six), St. Albans (one), Berlin (one), Bennington (one), Brattleboro
(one), Bellows Falls (one), Jamaica (one), Ludlow (one), Middlebury (one), Montpelier (one), Rutland (two) and Vergennes (one), Vermont (the "Branch Offices") and the related assets and liabilities (collectively, the "Branch Sales"). The Purchasers will assume the deposits at the Branch Offices, which amounted to approximately $535 million at May 28, 1999, as well as purchase approximately $150 million of commercial loans. The Branch Sales are subject to the receipt of all required regulatory approvals and are expected to close in late 1999 and early 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Financial statements of the business acquired are included as Exhibits 99.1 and 99.2 hereto.

         (b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma financial information for the three years ended December 31, 1998, 1997 and 1996, and as of and for the three months ended March 31, 1999 are included as Exhibit 99.3 and Exhibit 99.4, respectively, hereto.

         (c)  EXHIBITS.

         2.1 Agreement and Plan of Merger, dated as of December 16, 1998, by and among Chittenden Corporation, Chittenden Acquisition Subsidiary, Inc., and Vermont Financial Services Corp. (Incorporated by reference to the Current Report on Form 8-K/A filed by Chittenden Corporation on January 6, 1999.)

         23.1       Consent of KPMG LLP.

         23.2       Consent of PricewaterhouseCoopers LLP.

         99.1 Financial Statements of Vermont Financial Services Corp. at and for the periods ended December 31, 1998. (Incorporated by reference to the Annual Report on Form 10-K filed by Vermont Financial Services Corp. on March 23, 1999.)

         99.2 Unaudited Financial Statements of Vermont Financial Services Corp. at and for the period ended March 31, 1999. (Incorporated by reference to the Quarterly Report on Form 10-Q filed by Vermont Financial Services Corp. on May 10, 1999.)

         99.3 Unaudited Pro Forma Financial Information as of and for the three years ended December 31, 1998, 1997 and 1996. (Incorporated by reference to the Registration Statement on Form S-4 filed by Chittenden Corporation on April 6, 1999.)

         99.4 Unaudited Pro Forma Financial Information as of and for the three months ended March 31, 1999.

         99.5       Press Release of Chittenden Corporation, dated May 28, 1999.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                        CHITTENDEN CORPORATION



Dated:  June 11, 1999                   By:   s/ Kirk W. Walters
                                              ---------------------------
                                              Name: Kirk W. Walters
                                              Title:   Chief Financial Officer